UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item  1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 8.01 of this Current Report with respect to the Assumption and Guarantee (as defined below) is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth below in Item 8.01 of this Current Report with respect to the Assumption and Guarantee is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth below in Item 8.01 of this Current Report with respect to the issuance of the Merger Consideration (as defined below) and PIK Loan Consideration (as defined below) is incorporated by reference herein.

The Merger Consideration and PIK Loan Consideration was issued only to accredited investors in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not requiring registration under Section 5 of the Securities Act.

Item 8.01. Other Events.

On December 31, 2021, pursuant an agreement and plan of merger (the “Merger Agreement”) among SEACOR Marine Holdings Inc. (the “Company”), SEACOR Offshore OSV LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“Merger Sub”) and SEACOR OSV PARTNERS I LP., a Delaware limited partnership (the “Partnership”), the Partnership merged with and into Merger Sub with Merger Sub surviving the merger (the “Merger”). As consideration for the Merger, the Company issued the Partnership’s limited partners (other than the Company and its subsidiaries) an aggregate of 531,872 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) (the “Merger Consideration”). The Merger became effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware on December 31, 2021.

As a result of the Merger, the five 201’, 1,900 tons deadweight capacity, platform supply vessels (“PSVs”) owned by the Partnership are now 100% owned by the Company, bringing the Company’s owned PSV fleet to 20. Of the five PSVs previously owned by the Partnership, three are U.S. flagged and currently located in the Gulf of Mexico, and two are Marshall Island flagged and currently located in the Middle East. As of December 31, 2021, these five PSVs have an average age of seven years.

In connection with the Merger, the Company and Merger Sub assumed and guaranteed (such assumption and guarantee, the “Assumption and Guarantee”) approximately $18,050,000 of the Partnership’s third-party indebtedness outstanding under the amended and restated senior secured term loan credit facility agreement dated as of September 28, 2018 (as amended, restated, amended and restated or otherwise modified, the “Credit Facility”), by and among the Partnership and lenders and other parties thereto. The Credit Facility requires quarterly principal payments of $500,000. Interest accrues under the Credit Facility at a rate of Term SOFR (as defined in the Credit Facility) plus 4.68% plus Mandatory Costs (as defined in the Credit Facility), if applicable. The Credit Facility matures on December 31, 2023 and may be accelerated upon the occurrence of an event of default.

In connection with the consummation of the Merger, the Partnership settled all amounts and other obligations outstanding under the Subordinated PIK Loan Agreement, dated September 28, 2018 (the “PIK Loan Agreement”), as amended by the amendment thereto dated December 22, 2021 (the “Amendment”) by issuing the former lenders an aggregate of 1,036,063 shares of Common Stock (the “PIK Loan Consideration”) as contemplated by the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR MARINE HOLDINGS INC.

By:	/s/ John Gellert
John Gellert
President and Chief Executive Officer

Date: January 6, 2022